Exhibit 23.7

Consent of Griffin Financial Group, LLC

We hereby consent to the quotation and summarization of our opinion letter to the board of directors of Muncy Bank Financial, Inc. (the “Company”) in the joint proxy statement/prospectus contained in the CCFNB Bancorp, Inc. registration statement on Form S-4 (No. 333-273023) relating to the proposed acquisition of the Company, as well as to the references to our firm and such opinion letter contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

King of Prussia, Pennsylvania

August 7, 2023